Exhibit 99.1

For Immediate Release	May 13, 2025

LANDSTAR SYSTEM REPORTS FIRST QUARTER

REVENUE OF $1.153B AND EARNINGS PER SHARE OF $0.85 AND

ANNOUNCES 11% INCREASE TO QUARTERLY DIVIDEND

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported basic and diluted earnings per share (“EPS”) of $0.85 in the 2025 first quarter on revenue of $1.153 billion. “The Landstar team of independent business owners and employees continued to perform admirably, despite a highly unpredictable macro-economic backdrop,” said Landstar President and Chief Executive Officer Frank Lonegro. “I was encouraged by the number of loads hauled via truck in the quarter. Importantly, this was the first time in fifteen years that the number of loads hauled via truck during the first quarter exceeded the immediately preceding fourth quarter. Our network of Landstar BCOs, agents and employees are laser-focused on safety, security and delivering great service to our customers in an extremely fluid freight transportation environment.”

	1Q 2025	1Q 2024
Revenue	$1,152,502	$1,171,043
Gross profit	$98,305	$113,902
Variable contribution	$161,310	$168,240
Operating income	$39,419	$59,961
Basic and diluted earnings per share	$0.85	$1.32

(1)	Dollars above in thousands, except per share amounts.
(2)	Please refer to the Consolidated Statements of Income and Reconciliation of Gross Profit to Variable Contribution included below.

As previously disclosed in Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on April 2, 2025 (the “April 2nd 8-K”), and subsequently on April 25, 2025 (the “April 25th 8-K”), during the last week of the Company’s 2025 first quarter, Landstar identified a supply chain fraud relating to the Company’s international freight forwarding operations that does not involve its core North American truckload services. While investigation, remediation and collection efforts continue, the 2025 first quarter results include a $4.8 million pre-tax charge, or $0.10 per share, relating to this matter.

LANDSTAR SYSTEM/2

This charge currently reflects the total anticipated adverse financial impact to Landstar relating to the fraud, net of certain actual and anticipated recoveries and before taking into account the cost of legal and other professional fees as well as additional potential recoveries in the future. This charge is reflected in selling, general & administrative costs.

Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2025 first quarter, Landstar purchased approximately 386,000 shares of its common stock at an aggregate cost of $60.9 million and paid $83.3 million to stockholders in the form of cash dividends. The Company is currently authorized to purchase up to an additional 2,161,663 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.40 per share payable on June 24, 2025, to stockholders of record as of the close of business on June 5, 2025. This quarterly dividend includes a $0.04 per share increase, or 11% over the amount of the Company’s regular quarterly dividend declared following each of the prior three quarters.

Total revenue was $1,153 million in the 2025 first quarter, compared to $1,171 million in the 2024 first quarter. Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2025 first quarter was $1,050 million, or 91% of revenue, compared to $1,069 million, or 91% of revenue, in the 2024 first quarter. Truckload transportation revenue hauled via van equipment in the 2025 first quarter was $595 million, compared to $628 million in the 2024 first quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2025 first quarter was $340 million, compared to $343 million in the 2024 first quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2025 first quarter was $92 million, compared to $72 million in the 2024 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $83 million, or 7% of revenue, in the 2025 first quarter, compared to $77 million, or 7% of revenue, in the 2024 first quarter.

LANDSTAR SYSTEM/3

The number of loads hauled via truck declined 1.2% in the 2025 first quarter as compared to the 2024 first quarter. This performance was slightly better than the high-end of the Company’s guidance range of 7% below to 2% below prior year included in its 2024 fourth quarter earnings release slide presentation, dated January 29, 2025 (the “2025 First Quarter Guidance”). Truck revenue per load decreased 0.6% in the 2025 first quarter as compared to the 2024 first quarter, below the mid-point of the guidance range of 2% below to 3% above prior year provided in the 2025 First Quarter Guidance. As a result, first quarter revenue exceeded the mid-point of the range included in the Company’s 2025 First Quarter Guidance.

The April 25th 8-K announced that 2025 first quarter EPS was $0.95, prior to giving effect to any potential adverse impact from the supply chain fraud matter referenced above. As also noted in the April 25th 8-K, the adverse financial impact to Landstar, before taking into account the cost of legal and other professional fees or any potential insurance and other recoveries, was not expected to exceed $0.43 per share on an after-tax basis. As previously stated, 2025 first quarter EPS was $0.85, inclusive of $0.10 per share relating to the supply chain fraud matter. As previewed by the April 2nd 8-K, 2025 first quarter EPS also reflected highly elevated insurance and claim costs of 9.3% of BCO revenue, well above the Company’s average historical experience from the 2019 fiscal year through the 2024 fiscal year of 4.9%, primarily due to cargo theft and truck accident adverse prior year claim development.

Gross profit in the 2025 first quarter was $98 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2025 first quarter was $161 million. Gross profit in the 2024 first quarter was $114 million and variable contribution in the 2024 first quarter was $168 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2025 and 2024 first quarters are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $473 million as of March 29, 2025. Trailing twelve-month return on average shareholders’ equity was 18%, and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 17%.

LANDSTAR SYSTEM/4

Landstar will provide a live webcast of its quarterly earnings conference call this morning at 8:30 a.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s First Quarter 2025 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

LANDSTAR SYSTEM/5

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: U.S. trade relationships; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2024 fiscal year; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2024 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 29,	March 30,
	2025	2024
Revenue	$1,152,502	$1,171,043
Investment income	3,598	3,412

Costs and expenses:
Purchased transportation	897,878	905,521
Commissions to agents	93,314	97,282
Other operating costs, net of gains on asset sales/dispositions	11,829	14,859
Insurance and claims	39,852	26,268
Selling, general and administrative	61,582	56,422
Depreciation and amortization	12,226	14,142

Total costs and expenses	1,116,681	1,114,494

Operating income	39,419	59,961
Interest and debt (income) expense	(159)	(1,611)

Income before income taxes	39,578	61,572
Income taxes	9,772	14,476

Net income	$29,806	$47,096

Basic and diluted earnings per share	$0.85	$1.32

Average basic and diluted shares outstanding	35,203,000	35,750,000

Dividends per common share	$0.36	$0.33

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 29,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$417,420	$515,018
Short-term investments	56,016	51,619
Trade accounts receivable, less allowance of $16,316 and $12,904	703,181	683,841
Other receivables, including advances to independent contractors, less allowance of $16,998 and $17,812	48,433	47,160
Other current assets	16,571	22,229

Total current assets	1,241,621	1,319,867

Operating property, less accumulated depreciation and amortization of $456,072 and $456,547	297,517	311,345
Goodwill	40,881	40,933
Other assets	136,159	141,166

Total assets	$1,716,178	$1,813,311

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$59,359	$61,033
Accounts payable	389,592	383,625
Current maturities of long-term debt	32,024	33,116
Insurance claims	37,638	40,511
Dividends payable	—	70,632
Other current liabilities	93,701	84,237

Total current liabilities	612,314	673,154

Long-term debt, excluding current maturities	61,944	69,191
Insurance claims	75,436	62,842
Deferred income taxes and other non-current liabilities	35,729	35,685

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,581,772 and 68,559,269	686	686
Additional paid-in capital	257,296	255,260
Retained earnings	2,877,034	2,859,916
Cost of 33,635,595 and 33,243,196 shares of common stock in treasury	(2,193,265)	(2,131,413)
Accumulated other comprehensive loss	(10,996)	(12,010)

Total shareholders’ equity	930,755	972,439

Total liabilities and shareholders’ equity	$1,716,178	$1,813,311

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 29,	March 30,
	2025	2024
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$594,795	$628,304
Unsided/platform equipment	340,408	343,045
Less-than-truckload	22,436	25,617
Other truck transportation (1)	92,079	71,966

Total truck transportation	1,049,718	1,068,932
Rail intermodal	17,487	22,695
Ocean and air cargo carriers	65,637	54,074
Other (2)	19,660	25,342

	$1,152,502	$1,171,043

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$427,057	$452,561

Number of loads:
Truck transportation
Truckload:
Van equipment	288,063	299,014
Unsided/platform equipment	117,245	117,947
Less-than-truckload	35,580	40,233
Other truck transportation (1)	44,012	33,526

Total truck transportation	484,900	490,720
Rail intermodal	6,150	7,150
Ocean and air cargo carriers	9,120	8,720

	500,170	506,590

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	194,070	208,740

Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,065	$2,101
Unsided/platform equipment	2,903	2,908
Less-than-truckload	631	637
Other truck transportation (1)	2,092	2,147
Total truck transportation	2,165	2,178
Rail intermodal	2,843	3,174
Ocean and air cargo carriers	7,197	6,201

Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,201	$2,168

Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	37%	39%
Truck Brokerage Carriers	54%	53%
Rail intermodal	2%	2%
Ocean and air cargo carriers	6%	5%
Other	2%	2%

	March 29,	March 30,
	2025	2024
Truck Capacity Providers
BCO Independent Contractors (3)	7,871	8,619

Truck Brokerage Carriers:
Approved and active (4)	47,323	45,919
Other approved	33,275	26,320

	80,598	72,239

Total available truck capacity providers	88,469	80,858

Trucks provided by BCO Independent Contractors (3)	8,620	9,410

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended
	March 29,	March 30,
	2025	2024
Revenue	$1,152,502	$1,171,043

Costs of revenue:
Purchased transportation	897,878	905,521
Commissions to agents	93,314	97,282

Variable costs of revenue	991,192	1,002,803
Trailing equipment depreciation	6,977	6,897
Information technology costs (1)	3,675	5,804
Insurance-related costs (2)	40,524	26,778
Other operating costs	11,829	14,859

Other costs of revenue	63,005	54,338

Total costs of revenue	1,054,197	1,057,141

Gross profit	$98,305	$113,902

Gross profit margin	8.5%	9.7%

Plus: other costs of revenue	63,005	54,338

Variable contribution	$161,310	$168,240

Variable contribution margin	14.0%	14.4%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.